EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Alanco Technologies, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert R. Kauffman, as Chairman and Chief Executive Officer of the Company and John A. Carlson, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented.

/s/ Robert R. Kauffman
Robert R. Kauffman
Chairman and Chief Executive Officer
Alanco Technologies, Inc.

Dated:   May 15, 2013

/s/ John A. Carlson
John A. Carlson
Executive Vice President and Chief Financial Officer
Alanco Technologies, Inc.

Dated:    May 15, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Alanco Technologies, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.